EXHIBIT 3.1

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

          FIRST: The name of the limited liability company is Wendy’s International Holdings, LLC.

          SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, zip code 19808. The name of its Registered Agent at such address is Corporation Service Company.

          IN WITNESS WHEREOF, this Certificate has been signed on this 17th day of October, 2008.

/s/ Tracey C. Fraser

Authorized Person(s)
Name: Tracey C. Fraser

STATE OF DELWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Wendy’s International Holdings, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is: Wendy’s/Arby’s Restaurants, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 18th day of June, A.D. 2000.

By:	/s/ Nils H. Okeson

Authorized Person(s)

Name:	Nils H. Okeson, SVP and General Counsel

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